                               ZACKS SERIES TRUST

                                      d/b/a

                               ZACKS MUTUAL FUNDS

                         INVESTMENT MANAGEMENT AGREEMENT

         AGREEMENT, made as of ___________1999, by and between ZACKS SERIES TRUST d/b/a ZACK MUTUAL FUNDS, a Delaware business trust (hereinafter called the "Trust"), and ZACKS INVESTMENT MANAGEMENT, INC., an Illinois corporation (hereinafter called the "Manager").

                              W I T N E S S E T H:

         In consideration of the mutual covenants hereinafter contained, IT IS HEREBY AGREED by and between the parties hereto as follows:

         1. The Trust, a registered investment company under the Investment Company Act of 1940 and Regulations thereunder (the "Act"), employs the Manager to act as its investment Manager and to manage the investment and reinvestment of the assets of each series of the Trust (each a "Fund") identified in a currently effective addendum to this Agreement pursuant to Section 11 of this Agreement, subject to the supervision of the Board of Trustees of the Trust and in conformity with the Registration Statement of the Trust as in effect from time to time for the period and on the terms herein set forth. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Manager from time to time or at any time may also be employed by the Board of Trustees to provide administrative, underwriting or other services to the Trust not directly related to management of investments upon such terms and conditions, including compensation, as may be agreed between the parties. The Manager shall be an independent contractor and, unless otherwise expressly provided or authorized hereunder or by the Board of Trustees, shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         2. The Manager shall, at its own expense, furnish suitable office space in its own offices or in such other place as may be agreed upon from time to time, and all necessary office facilities, equipment and personnel for carrying out its duties hereunder and shall arrange, if desired by the Trust, for members of the Manager's organization to serve, without compensation from the Trust, as trustees, officers or agents of the Trust if duly elected or appointed to such positions by the shareholders or by the Board of Trustees, subject to their individual consent and to any limitations imposed by law.

         3. The Manager shall be responsible only for those expenses expressly stated in paragraph 2 to be the responsibility of the Manager and shall not be responsible for any other expenses of the Trust including, as illustrative and without limitation, maintenance and verification of books and records; filings with state and federal authorities; fees and charges of any custodian (including charges as custodian and for keeping books and records and similar services); fees and expenses of trustees, other than trustees described in paragraph 2; fees and expenses of independent auditors, legal counsel, transfer agents, dividend disbursing agents, and registrars; costs of and incident to issuance, redemption and transfer of shares, and distributions to shareholders (including dividend payments and reinvestment of dividends); costs of acquiring portfolio securities, including brokers' commissions; interest charges; taxes and corporate fees payable to any government or governmental body or agency (including those incurred on account of the registration or qualification of securities issued by the Trust); dues and other expenses incident to the Trust's membership in the Investment Company Institute and other like associations; cost of stock certificates, stockholder meetings, corporate reports, reports and notices to stockholders; costs of printing, stationery, and bookkeeping forms; and amounts to be paid by the Trust in accordance with any Rule 12b-1 Distribution Plan. The Manager shall be reimbursed by the Trust on or before the fifteenth day of each calendar month for all expenses paid or incurred during the preceding calendar month by the Manager for or on behalf of or at the request or direction of the Trust which are not the responsibility of the Manager hereunder.

         4. Services of the Manager herein provided are not to be deemed exclusive, and the Manager shall be free to render similar services or other services to others so long as its services hereunder shall not be impaired thereby. In the absence of willful misfeasance, bad faith or gross negligence or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Trust or any shareholder of the Trust for any act or omission in the course of, or in connection with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

         5. As compensation for the services rendered and obligations assumed hereunder by the Manager, the Trust shall pay to the Manager out of the assets of the Fund on or before the fifteenth day of each calendar month a fee calculated on the basis of average daily net assets at the annual rates for the Fund set forth in the written addendum to this Agreement executed by both parties. Such fee shall be computed and accrued daily. Upon termination of this Agreement as to any Fund before the end of any calendar month, the fee of that Fund for such period shall be prorated. For purposes of calculating the fee of the Manager, the daily value of each Fund's net assets shall be computed by the same method as the Trust uses to compute the value of net assets in connection with the determination of the net asset value of each Fund's shares.

         6. If the total expenses of a Fund shall exceed any applicable expense limitation prescribed by any statute or regulatory authority of a jurisdiction in which a Fund's shares are qualified for offer and sale, the Manager shall reimburse that Fund in the amount of such excess to the extent required by such securities law or regulation.

         7. It is understood that the officers, trustees, agents and shareholders of the Trust are or may be interested in the Manager as officers, employees or agents and that the officers, employees and agents of the Manager may be interested in the Trust otherwise than as shareholders.

         8. The Trust acknowledges that the use of the term "Zacks" in its name is with the permission of the Manager. If for any reason, the Manager no longer acts as the Trust's investment adviser, the Trust shall cease using the name "Zacks" upon demand made by the Manager.

         9. This Agreement shall be effective as to a Fund on the date of initial effectiveness stated in the addendum with respect to that Fund and continue with respect to the Fund for an initial term specified in such addendum unless sooner terminated as hereinafter provided. It shall continue from year to year thereafter as long as its continuance with respect to the Fund is approved annually in accordance with the Act. This Agreement may be terminated as to any Fund at any time, without payment of any penalty, by the Trust's Board of Trustees, or by a vote of the holders of a majority of the eligible votes of such Fund upon 60 days' prior written notice to the Manager and by the Manager upon 60 days' prior written notice to the Trust. This Agreement may be amended as to a Fund at any time by the parties, subject to approval by the Trust's Board of Trustees and, if required by law or applicable regulations, the affirmative vote of the holders of a majority of the total votes entitled to vote thereon. This Agreement shall terminate automatically in the event of its assignment as defined under the Act except as the application of such term to a particular transaction is suspended or modified by reason of any exemption order issued pursuant to the Act or any no-action letter issued by the staff of the Securities and Exchange Commission.

         10. As of the date of this Agreement, the Trust has two series of shares, the Zacks Market Neutral Fund and the Zacks Index Plus Fund. This Agreement shall apply to and be effective as to such series and any series hereafter created by the Trust for which this Agreement has been approved in the manner required by the Act, provided that there is a written addendum to this Agreement executed by both parties which identifies such series as a Fund to be managed pursuant to this Agreement, specifies the fee payable to the Manager with respect to such series, and states the initial effective and termination dates of this Agreement with respect to each Fund.

         11. The Manager acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in Article II of its Declaration of Trust. The Manager agrees that the Trust's obligations hereunder in any case shall be limited to the Trust and its assets and that the Manager shall not seek satisfaction of any such obligation from any current or former shareholder of the Trust nor from any current or former Trustee, officer, employee or agent of the Trust.

         12. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois.

         IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be executed and made effective as of ______________, 1999.


                               ZACKS SERIES TRUST

                               By:
                                  --------------------------------------
                                               Its: President


                               ZACKS INVESTMENT MANAGEMENT, INC.


                               By:
                                  --------------------------------------
                                               Its: President

                    ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

                        DATED ______________ 1999 BETWEEN

            ZACKS MUTUAL FUNDS AND ZACKS INVESTMENT MANAGEMENT, INC.

                     IN RESPECT TO ZACKS MARKET NEUTRAL FUND

         The Investment Advisory Agreement shall be effective as to the series designated Zacks Market Neutral Fund on the date that the registration statement for the shares of this series is effective under the Securities Act of 1933 and shall continue for an initial term ending no more than two years from such date unless sooner terminated as provided in the Agreement. The compensation payable out of the assets of the Fund pursuant to the Agreement shall be at the following annual rates:

       ANNUAL RATE                          VALUE OF AVERAGE DAILY NET ASSETS
       -----------                          ---------------------------------





Dated:                    1999
       ------------------



ZACKS SERIES TRUST

By:
   ----------------------------------------
               Its: President


ZACKS INVESTMENT MANAGEMENT, INC.

By:
   ----------------------------------------
               Its: President

                    ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

                        DATED ______________ 1999 BETWEEN

            ZACKS MUTUAL FUNDS AND ZACKS INVESTMENT MANAGEMENT, INC.

                       IN RESPECT TO ZACKS INDEX PLUS FUND

         The Investment Advisory Agreement shall be effective as to the series designated Zacks Index Plus Fund on the date that the registration statement for the shares of this series is effective under the Securities Act of 1933 and shall continue for an initial term ending no more than two years from such date unless sooner terminated as provided in the Agreement. The compensation payable out of the assets of the Fund pursuant to the Agreement shall be at the following annual rates:


       ANNUAL RATE                          VALUE OF AVERAGE DAILY NET ASSETS
       -----------                          ---------------------------------





Dated:                    1999
       ------------------


ZACKS SERIES TRUST

By:
   ----------------------------------------
               Its: President


ZACKS INVESTMENT MANAGEMENT, INC.

By:
   ----------------------------------------
               Its: President